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                                                                      EXHIBIT 21

                        Subsidiaries of ChoicePoint Inc.

      Name                                   State or Country of Incorporation
      ----                                   ---------------------------------
ChoicePoint Services Inc.                                  Georgia
PRC Corporation                                            Georgia
Professional Test Administrators, Inc.                     Illinois
Intellisys, Inc.                                           Georgia
CDB Infotek                                                California
Innovative Data Services, Inc.                             Delaware
Application Profiles Inc.                                  Georgia
ChoicePoint Business and Government Services Inc.          Georgia
Osborn Group Inc.                                          Delaware
Mid-American Technologies, Inc.                            Kansas
Applied BioConcepts Inc.                                   Kansas
Osborn Laboratories (Canada) Inc.                          Canada
ChoicePoint Limited                                    United Kingdom
Customer Development Corporation                           Illinois
National Credit Audit Corporation                          Illinois
Optimum Graphics Printing, Inc.                            Illinois
Financial Database Services Company                        Illinois
Customer Database Technologies, Inc.                       Illinois
CDC Realty LLC                                             Delaware
EquiSearch Services Inc.                                   Georgia
DATEQ Information Network, Inc.                            Georgia
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